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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 12, 2004 relating to the consolidated financial statements of PSB Group, Inc. and subsidiaries, which appears in the 2003 Annual Report to Shareholders and is incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.



/s/Plante & Moran, PLLC
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PLANTE & MORAN, PLLC


Auburn Hills, Michigan
May 3, 2004